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                                   EXHIBIT 23

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated November 20, 1997, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of The Female Health Company and subsidiaries. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ McGLADREY & PULLEN, LLP

Schaumburg, Illinois
November 30, 1998